EXHIBIT 99.1

CONTACT

Felicia Vonella

Vice President, Investor Relations

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Management Changes

ARDSLEY, NY – March 8, 2019 – Acorda Therapeutics, Inc. (NASDAQ: ACOR) today announced that Andrew Hindman, Chief Business Officer, will transition out of the Company over the coming months.

“We thank Andrew for his many contributions to Acorda over the past five years. One of his first achievements was helping to lead Acorda’s acquisition of Civitas and INBRIJA, which was transformational for the Company,” said Ron Cohen, M.D., Acorda’s President and CEO. “Andrew is interested in pursuing opportunities in the wider biopharma industry. While we will miss him, we support his ambitions. He graciously has agreed to remain with Acorda for several months to ensure an orderly transition.”

“I’m proud to have contributed to the strategic evolution of Acorda over the last five years,” said Mr. Hindman. “The approval of INBRIJA cements Acorda’s leadership in Parkinson’s disease, and also validates the ARCUS Technology as an innovative platform with potential to enable delivery of medications by inhalation.”

Throughout the transition period, Mr. Hindman will continue to work on Acorda’s business development, including evaluating ex-US commercial partnerships for INBRIJA. Acorda filed a Marketing Authorization Application, or MAA, with the European Medicines Agency, or EMA, in March 2018, and expects a final decision before the end of 2019.

INBRIJA was approved by the U.S. Food and Drug Administration, or FDA, on December 21, 2018 for the intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA currently is available by prescription in the U.S.

Acorda expects to recruit from outside the company to fill Mr. Hindman’s position. In the interim, Dr. Cohen will continue to be the Company’s lead investor relations spokesperson, and members of Acorda’s senior executive team will support its business development, financial planning and alliance management processes.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA™ (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market Inbrija or any other products under development; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of Inbrija to meet market demand; third party payers (including governmental agencies) may not reimburse for the use of Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for Inbrija, Ampyra and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of Ampyra (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; the risk of unfavorable results from future studies of Inbrija (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs ; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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